Exhibit 1.1

STORE Capital Corporation

Common Stock, $0.01 Par Value per Share

Underwriting Agreement

[pricing date]

Goldman, Sachs & Co.,

Credit Suisse Securities (USA) LLC,

Morgan Stanley & Co. LLC

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282-2198

Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, New York 10010-3629

and

Morgan Stanley & Co. LLC,

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

STORE Capital Corporation, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (collectively, the “Underwriters,” and, individually, an “Underwriter”), for whom you are acting as representatives (in such capacity, the “Representatives”), an aggregate of [# of firm shares] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [# of shoe shares] additional shares (the “Optional Shares”) of Common Stock, $0.01 par value per share (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

The Underwriters have agreed to reserve up to one percent (1%) of the Shares to be purchased by them under this Agreement for sale, through LOYAL3 Securities Inc. (“LOYAL3”) in its capacity as a selling group member, in the manner set forth in the Prospectus (as defined below) under the heading “Underwriters” (the “Directed Share

Program”).  The Shares to be sold pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.”

1.                                      The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                 A registration statement on Form S-11 (File No. 333-198486) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)                                 No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(c)                                  For the purposes of this Agreement, the “Applicable Time” is [    ] [a/p]m (Eastern time) on the date of this Agreement.  The Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents, if any, listed in Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, and each Section 5(d) Writing, if any, listed on Schedule II(c) hereto, each as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Section 5(d) Writing, if any, in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”;

(d)                                 From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(e)                                  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(f)                                   All marketing materials or statements in any form (the “Marketing Materials”) used, made or referred to by the Company or LOYAL3 or any of their respective affiliates or agents in connection with the marketing of the sale of any Shares pursuant to the Directed Share Program comply with the Act; none of the Marketing Materials is required to be filed with the Commission (other than such Marketing Materials as are listed on Schedule II(a) hereto and have heretofore been filed with the Commission pursuant to Rule 433 under the Act); and no combination of the Pricing Disclosure Package, when taken together with any one or more of the Marketing Materials, contained or will, as of any Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g)                                  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock of the Company or any of its subsidiaries (other than grants of equity awards under the Company’s equity incentive plans described in the Registration Statement, the Pricing Prospectus and the Prospectus) or any material change in the long-term debt of the Company or any of its subsidiaries (other than debt incurred pursuant to the STORE Master Funding program in the ordinary course of business and in the manner described in, and contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

(h)                                 The Company and its subsidiaries have good and marketable title in fee simple to all real property (such real property, the “Property”) and good and marketable title to all personal property owned by them, in each case free and clear of all liens, deeds of trust, pledges, claims, restrictions encumbrances and defects except such as are described in the Pricing Prospectus or such as do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; no third party has any option or right of first refusal to purchase any Property or any portion thereof or interest therein, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”);

(i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Maryland with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or organization, except where the failure to be duly incorporated or formed, validly existing and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(j)                                    The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(k)                                 The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus;

(l)                                     The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Organizational Documents (as defined below) of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; as used herein,

“Organizational Documents” means the following, each as amended from time to time: (i) in the case of a corporation, its charter and bylaws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (v) in the case of any other entity, the organizational and governing documents of such entity.

(m)                             Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(n)                                 The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Stock,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Certain U.S. Federal Income Tax Considerations,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(o)                                 Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(p)                                 The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q)                                 At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(r)                                    Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(s)                                   The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the

Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; the Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting; the Company has remediated (or implemented reasonable procedures to remediate in a manner that will not involve a cost that would, individually or in the aggregate, have a Material Adverse Effect) each significant deficiency, if any, identified by the Company or its independent registered public accountants in the Company’s internal control over financial reporting;

(t)                                    Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(u)                                 The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(v)                                 None of the Company, any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, (i) has used or will use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made or will make any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) has violated or will violate, or is or will be in violation of, any provision of the Foreign Corrupt Practices Act of 1977; (iv) has violated or will violate, or is or will be in violation of, any provision of the Bribery Act 2010 of the United Kingdom; or (v) has made or will make any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and its subsidiaries and affiliates have conducted their respective businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(w)                               The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(x)                                 None of the Company, any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is (or, during the preceding five years, was), or is (or, during the preceding five years, was) controlled by a person or entity that is (or, during the preceding five years, was), (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (x) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (y) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(y)                                 The financial statements of the Company, together with the related schedules and notes thereto, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved; all pro forma financial statements or data, if any, included in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus comply with the requirements of the Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data;  there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not included as required;

(z)                                  The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including, without limitation, trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received any notice of, nor is there any reasonable basis for, any claim of infringement, misappropriation, violation of or conflict with any such rights of others;  the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held for use by the Company or any of its subsidiaries;

(aa)                          Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for such noncompliance, as would not, individually or in the aggregate have a Material Adverse Effect;

(bb)                          The Company and its subsidiaries possess all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Pricing Disclosure Package and the Prospectus (collectively, “Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect;

(cc)                            Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or arrangements between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company or any of its subsidiary to file a registration statement under the Act with respect to any securities of the Company or any subsidiary; no person has the right, pursuant to any contract, agreement or arrangement, to have the offer and sale of any such securities to be registered under the Act pursuant to the Registration Statement;

(dd)                          Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and, except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the Company’s knowledge, after due inquiry, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(ee)                            Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company or one of its wholly owned subsidiaries holds the lessor’s interest under the leases with any tenants occupying each Property (collectively, the “Leases”); other than the Leases, neither the Company nor any of its subsidiaries has entered into any agreements that, individually or in the aggregate, would materially affect the value of the Properties as a whole or would, individually or in the aggregate, materially interfere with the use made and proposed to be made of the Properties as a whole by the Company; except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any other party to any Lease, is in breach or default of any such Lease; (ii) to the Company’s knowledge, no event has occurred or has been threatened in writing, that, with or without the passage of time or the giving of notice, or both, would, individually or in the aggregate, constitute an event of default under any Lease or would permit the termination, modification or acceleration under such Lease; and (iii) each of the Leases is valid and binding and in full force and effect, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity);

(ff)                              Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any Property; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; neither the

Company nor any of its subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change, and neither the Company nor any of its subsidiaries has received written notice of any such threatened condemnation or zoning change, that, in either case, if consummated, would, individually or in the aggregate, have a Material Adverse Effect;

(gg)                            Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no mortgages encumbering the Properties are or will be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company or any of its subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company or any of its subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of its subsidiaries;

(hh)                          The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries that, individually or in the aggregate, has had a Material Adverse Effect; neither the Company nor any of its subsidiaries have notice or knowledge of any unpaid tax deficiency that, if determined adversely to the Company or its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect;

(ii)                                  The Company and its subsidiaries are entitled to the benefits of insurance with insurers of nationally recognized reputability, in such amounts and covering such risks as are customary in the business in which they are engaged, and all such insurance is in full force and effect; the Company has no reason to believe that it or any of its subsidiaries will not be able to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied; without limiting the generality of the foregoing, except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Company and its subsidiaries carries or is entitled to the benefits of title insurance on the fee interests with respect to each Property with insurers of nationally recognized reputability, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee to each such Property;

(jj)                                Commencing with its taxable year ended December 31, 2011, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus are true, complete and correct in all material respects;  the Company intends to continue to qualify as a REIT under the Code and, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time;

(kk)                          Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (except that the Company makes no representation in this clause (kk) as to any activities of the Underwriters or their respective affiliates);

(ll)                                  Except pursuant to the terms of the indebtedness described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company is not prohibited, directly or indirectly, from making any distributions to its stockholders and (ii) no subsidiary of the Company is currently prohibited from paying any dividends or distributions directly or indirectly to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying, directly or indirectly, to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets directly or indirectly to the Company or any other subsidiary of the Company;

(mm)                  All statistical and market-related data included in the Registration Statement, the Pricing Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects;

(nn)                          The Registration Statement, the Pricing Disclosure Package, the Prospectus and the Marketing Materials comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Market Materials, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

(oo)                          No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered; and

(pp)                          The Company has not, directly or indirectly (including, without limitation, through LOYAL3 or its affiliates), offered Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

2.                                      Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[    ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [# of shoe shares] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                                      Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.

(a)                                 The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance.  The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [scheduled closing date] or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery.”

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Latham & Watkins LLP at 355 South Grand Avenue, Los Angeles, California 90071 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                                      The Company agrees with each of the Underwriters:

(a)                                 To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                                 Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                                  Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                                 To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                                  (1) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that if (I) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (II) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then, if the Company is not an Emerging Growth Company, in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Company will provide the Representatives and each person subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(j) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

(2)                                             If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(j) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver.

(f)                                   To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g)                                  During a period of twelve (12) months from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(h)                                 To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)                                     To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(j)                                    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k)                                 If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l)                                     Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m)                             To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 5(e) hereof; and

(n)                                 To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6.

(a)                                 The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) and Schedule II(b) hereto;

(b)                                 The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c)                                  The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d)                                 Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and

(e)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

7.                                      The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares (which fees and disbursements of counsel shall not exceed $30,000 in the aggregate); (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.                                      The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                                 Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters covered in paragraph (xii) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Kutak Rock LLP, counsel for the Company, shall have furnished to you one or more written opinions, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

(ii)                                  The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform in all material respects to the description of the Stock in the Prospectus;

(iii)                               The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of any jurisdiction other than the State of Arizona, where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(iv)                              Each subsidiary of the Company has been duly incorporated or organized, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or organization, as applicable; all of the issued shares of capital stock or other equity interests of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except as would not, individually or in the aggregate, have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(v)                                 Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and its subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect to matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates);

(vi)                              To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

(vii)                           This Agreement has been duly authorized, executed and delivered by the Company;

(viii)                        The issue and sale of the Shares being delivered at such Time of Delivery and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement or otherwise identified by the Company to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Organizational Documents of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(ix)                              No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(x)                                 The statements set forth in the Prospectus under the caption “Description of Stock,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Certain U.S. Federal Income Tax Considerations” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(xi)                              The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act;

(xii)                           The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to such Time of Delivery (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion of Kutak Rock LLP in subsection (x) of this Section 8(c), they have no reason to believe, (a) that, any part of the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) that the Pricing

Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion); or (c) that, as of its date and as of such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, and other financial or statistical information derived from such financial statements and related schedules, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xiii)                        They do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

(xiv)                       Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no persons with registration or other similar rights, pursuant to any agreement filed as an exhibit to the Registration Statement, to have the offer and sale of any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the Act; and

(xv)                          Commencing with its taxable year ended December 31, 2011, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its current and proposed method of operation as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(d)                                 Venable LLP, special counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, and has the corporate power to own its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Prospectus Summary—Our

Company” and to enter into and perform its obligations under this Agreement and the stockholders agreement, dated as of the date of the First Time of Delivery, between the Company and the other parties named therein (the “Stockholders Agreement” and, together with this Agreement, the “Transaction Documents”);

(ii)                                  The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company, and each of the Transaction Documents has been duly executed and, so far as is known to such counsel, delivered by the Company;

(iii)                               The issuance and sale of the Shares have been duly authorized and, when issued and delivered in accordance herewith and the resolutions of the Board of Directors of the Company against payment of the purchase price therefor, the Shares will be validly issued, fully paid and nonassessable;

(iv)                              The issuance of the outstanding capital stock of the Company has been duly authorized, and the outstanding capital stock of the Company is validly issued, fully paid and nonassessable;

(v)                                 The issuance of the outstanding capital stock of the Company was not, and the issuance of the Shares will not be, subject to any preemptive or other similar rights arising under the Maryland General Corporation Law or the Company’s Organizational Documents;

(vi)                              As of the date of such opinion, the Company has an authorized capitalization of 375,000,000 shares of Common Stock and 125,000,000 shares of preferred stock, $0.01 par value per share, of the Company of which 125 shares are classified and designated as Series A Preferred Stock; the Shares conform in all material respects to the descriptions thereof contained under the caption “Description of Stock” in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(vii)                           The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Stock,” “Certain Provisions of Maryland Law and of our Charter and Bylaws,” and “Risk Factors—Risks Related to Our Organization and Structure—Limitations on share ownership and limitations on the ability of our stockholders to effect a change in control of us restrict the transferability of our stock and may prevent takeovers that are beneficial to our stockholders” and “—Our board’s power to increase the number of authorized shares of our stock without stockholder approval may negatively impact our existing stockholders” and in Item 34 of Part II of the

Registration Statement, insofar as such statements purport to summarize the Company’s Organizational Documents or Maryland law, have been reviewed by such counsel and are accurate in all material respects;

(viii)                        The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents, and the issuance and sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds,” and the compliance by the Company with the terms of the Transaction Documents, do not and will not result in any violation of (a) the provisions of the Company’s Organizational Documents or (b) any Maryland law, regulation or rule to which the Company or any of its subsidiaries may be subject;

(ix)                              No consent, approval, authorization or other order of, or registration or filing with, any Maryland court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries is required for the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents, except such as may be required by the securities laws of the State of Maryland (as to which such counsel need express no opinion); and

(x)                                 The Stockholders Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

(e)                                  On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(f)                                   (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the

Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)                                  On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(h)                                 On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)                                     The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(j)                                    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of its executive officers, directors and director nominees, and holders of the Company’s capital stock as of the date hereof representing no less than 99% of the outstanding Common Stock of the Company (on a fully diluted basis) as of the date hereof, substantially to the effect set forth in Annex III hereto in form and substance satisfactory to you;

(k)                                 The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(l)                                     The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

9.

(a)                                 The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Marketing Materials, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or any “road show” (as defined in Rule 433(h) under the Act), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

(b)                                 Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.  The statements set forth in the second sentence of the sixth paragraph, in the twelfth paragraph, in the thirteenth paragraph and in the fifteenth paragraph under the caption “Underwriting” in the Pricing Prospectus, only insofar as such statements relate to the amount of selling concession, to stabilization activities that may be undertaken by the Underwriters, to the imposition of penalty bids or to sales to discretionary accounts, constitute the only information furnished by or on behalf of any Underwriter, as such information is referred to in Sections 1(b), 1(c), 1(e) and 6(e) and this Section 9.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter, each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10.

(a)                                 If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter, you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(a)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (a) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                               The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12.                               If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                               In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York  10282-2198, Attention: Registration Department, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York  10010-3629, Attention: LCD-IBD, Facsimile: (212) 325-4296 and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York  10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Control Room, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York  10010-3629, Attention: LCD-IBD, Facsimile: (212) 325-4296 and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York  10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and, if to any person subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(j), shall be delivered or sent by mail, telex or facsimile transmission to the address of such person set forth in the signature page to the lock-up letter executed by such person.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

The Company hereby acknowledges that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company, the officers and directors of each Underwriter and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                               Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                               The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                               THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW

YORK.  The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.                               The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.                               Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

STORE CAPITAL CORPORATION

By:
Name:
Title:

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Number of Optional
Shares to be
Purchased if
	Total Number of Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman, Sachs & Co.	[ ]	[ ]
Credit Suisse Securities (USA) LLC	[ ]	[ ]
Morgan Stanley & Co. LLC	[ ]	[ ]
Citigroup Global Markets Inc.	[ ]	[ ]
Deutsche Bank Securities Inc.	[ ]	[ ]
KeyBanc Capital Markets Inc.	[ ]	[ ]
Wells Fargo Securities, LLC	[ ]	[ ]
Robert W. Baird & Co. Incorporated	[ ]	[ ]
BMO Capital Markets Corp.	[ ]	[ ]
Comerica Securities, Inc.	[ ]	[ ]
Raymond James & Associates, Inc.	[ ]	[ ]
Stifel, Nicolaus & Company, Incorporated	[ ]	[ ]
SunTrust Robinson Humphrey, Inc.	[ ]	[ ]

Total	[# of firm shares]	[# of shoe shares]

SC-I-1

SCHEDULE II

(a)                                 Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

(1)         Issuer Free Writing Prospectus dated November 7, 2014 (email to employees).

(2)         Issuer Free Writing Prospectus dated November 7, 2014 (email to certain friends and business associates).

(3)         Issuer Free Writing Prospectus dated November 7, 2014 (transcript of video featuring Christopher H. Volk).

[    ]

(b)                                 Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

(1)         The initial public offering price per share for the Shares is $[    ].

(2)         The number of Firm Shares and Optional Shares is [# of firm shares] and [# of shoe shares], respectively.

(3)         [    ]

(c)                                  Section 5(d) Writings:

None.

SC-II-1

ANNEX I(a)

FORM OF COMFORT LETTER DELIVERED

PRIOR TO EXECUTION OF THIS AGREEMENT

Pursuant to Section 8(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i)       They are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii)    In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;

(iii)                                     They have made a review in accordance with standards established by the Public Company Accounting Oversight Board (USA) of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus, and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether such unaudited condensed consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that such unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

(iv)                                    The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the two most recent completed fiscal years and for the period from May 17, 2011 (inception) to December 31, 2011 included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five periods;

(v)                                       They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation
S-K;

A-I(a)-1

(vi)                                    On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)                   (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B)                   any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

(C)                   the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

(D)                   any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E)                    as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of

A-I(a)-2

options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F)                     for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii)                                 In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

A-I(a)-3

ANNEX I(b)

FORM OF COMFORT LETTER

TO BE DELIVERED AT EACH TIME OF DELIVERY

We refer to our letter of [pricing date], relating to the Registration Statement (no. 333-198486) of STORE Capital Corporation (the “Company”). We reaffirm as of the date hereof (and as though made on the date hereof) all statements made in that letter except that, for purposes of this letter—

1.              The Registration Statement to which this letter relates is deemed to include the final prospectus of the Company, dated [pricing date] and filed with the U.S. Securities and Exchange Commission on [      ] [and is deemed to include the Registration Statement (File No. 333-198486) on Form S-11 filed on [    ] by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

2.              The reading of minutes described in paragraph 4 of that letter has been carried out through [cut-off date (to be no more than 3 business days before Time of Delivery)].

3.              The procedures and inquiries covered in paragraph 4 of that letter were carried out through [cut-off date] (our work did not extend to the period from [    ] to [    ], inclusive).

4.              The references to [cut-off date] in paragraph 6 of that letter are changed to [cut-off date].

5.              We have extended the additional procedures described in paragraph 7 of that letter to the items identified by you in the attached copies of pages from the Company’s final prospectus filed pursuant to Rule 424 on [    ].

6.              This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

A-I(b)-1

ANNEX II

Form of Press Release

STORE Capital Corporation

[Date]

STORE Capital Corporation (the “Company”) announced today that Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, the book-running managers in the Company’s recent public sale of [      ] shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to [      ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.   The [waiver] [release] will take effect on [    ], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

A-II-1

ANNEX III

FORM OF LOCK-UP LETTER

                                   , 2014

Goldman, Sachs & Co.

Credit Suisse Securities (USA) LLC,

Morgan Stanley & Co. LLC

As representatives of the several Underwriters

c/o Goldman, Sachs & Co.,

200 West Street,

New York, NY 10282-2198

Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, NY 10010-3629

and

Morgan Stanley & Co. LLC,

1585 Broadway

New York, NY 10036

Re:  STORE Capital Corporation - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with STORE Capital Corporation, a Maryland corporation (the “Company”), providing for a public offering (the “Public Offering”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without (i) having received a prior written waiver from the Representatives, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into,

A-III-1

exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the meaning of the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).  The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if the Company is not an “emerging growth company” (as defined in Section 2(a)(19) of the Securities Act of 1933, as amended) and either (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.  The undersigned hereby acknowledges that the Company has agreed in Section 5(e)(1) of the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to this paragraph to the undersigned (in accordance with Section 13 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate such transaction or take such action unless it has received written confirmation from the Company that the Lock-Up Period (as the same may have been extended pursuant to this paragraph) has expired.

If the undersigned is an officer or director of the Company, (i) the undersigned further agrees that the restrictions in this Lock-Up Agreement shall be equally applicable to any issuer directed Shares the undersigned may purchase in the Public Offering; (ii) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to

A-III-2

announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may make the following transfers of the Undersigned’s Shares:

(i)                                     any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar business combination transaction that is made to all holders of Common Stock and involves a Change of Control occurring after the Public Offering Date; provided, however, that (x) such Change of Control is approved by the Company’s board of directors; and (y) if such Change of Control is not consummated, the Undersigned’s Shares shall, for the avoidance of doubt, remain subject to the restrictions contained in this Lock-Up Agreement;

(ii)                                  any bona fide gift or gifts; or

(iii)                               any transfer to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or

(iv)                              if the undersigned is not an individual, any transfer to the undersigned’s subsidiaries, affiliates or any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned; or

(v)                                 dispositions of shares of Common Stock to the Company solely to satisfy tax withholding obligations in connection with the exercise of options to purchase Common Stock that were granted pursuant to equity incentive plans that are described in the final prospectus relating to the Public Offering; or

(vi)                              any transfer of shares of Common Stock acquired by the undersigned in open market purchases after the Public Offering;

provided, however, that:

(A)                               in the case of clauses (ii), (iii) and (iv), such transfer does not involve a disposition for value;

(B)                               in the case of clauses (ii) through (vi), inclusive, (x) such transfer is not required to be publicly reported or disclosed (whether pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 13 of the Exchange Act or otherwise) during the Lock-Up Period and (y) the undersigned does not voluntarily effect any public report, announcement or disclosure regarding such transfer during the Lock-Up Period; and

A-III-3

(C)                               in the case of clauses (ii), (iii) and (iv), the Representatives shall have received, prior to such transfer, a lock-up agreement in the form hereof covering the balance of the Lock-Up Period and executed by each donee, trustee, distributee or transferee, as applicable.

For purposes of this Lock-Up Agreement:

(i)             “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar business combination transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Underwriters pursuant to the Public Offering) theretofore not affiliates of the Company, of the Common Stock, where such person or group did not hold, immediately prior to such transfer, and, immediately after such transfer, would hold, a majority of the outstanding voting securities of the Company (or the surviving entity); and

(ii)          “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, he, she or it will not, during the Lock-Up Period, make any demand for, or exercise any right with respect to, the registration of any Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company; provided, however, that the undersigned may make such a demand or exercise such a right during the Lock-Up Period so long as (x) no public announcement, or filing of any registration statement or related or similar document or filing, with respect thereto is made during the Lock-Up Period; and (y) the undersigned promptly notifies the Representatives in writing of such demand or exercise.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This Lock-Up Agreement (and, for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of: (i) the Representatives, on behalf of the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing prior to the execution of the Underwriting Agreement that they have or it has determined not to proceed with the public offering contemplated by the Underwriting Agreement; (ii) the registration statement filed with the SEC with respect to the public offering contemplated by the Underwriting Agreement is withdrawn; (iii) the termination of the Underwriting

A-III-4

Agreement (other than the provisions thereof which survive termination) before the sale of any Shares to the Underwriters; or (iv) January 31, 2015 (provided, however, that the Company may extend such date by up to three months, with written notice to the undersigned prior thereto, if the Company is still pursuing the public offering contemplated by the Underwriting Agreement), in the event the closing of the Public Offering shall not have occurred prior to such date.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Address for purposes of notices:

A-III-5